UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — December 9, 2016
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 7.01.    Regulation FD Disclosure.

Assured Guaranty Ltd., through certain of its subsidiaries (collectively, the “Company”), has been engaged in confidential discussions regarding a potential reinsurance transaction (a “Potential Transaction”) with Financial Guaranty Insurance Company (“FGIC”) and with certain holders (or providers of investment management or advisory services on behalf of such holders) of in-force insurance policies issued by FGIC and FGIC deferred payment obligations, and interests in the foregoing (the “Holders”). The Company, the Holders and FGIC have been unable to reach agreement on the terms of a Potential Transaction.

In connection with the discussions, the Company entered into confidentiality agreements with the Holders pursuant to which the Company agreed to publicly disclose all undisclosed material non-public information provided to such Holders (the “Cleansing Materials”) not later than December 9, 2016. A copy of the Cleansing Materials is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the Cleansing Materials shall deemed to be furnished and shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Cleansing Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.

By: /s/ James M. Michener
Name: James M. Michener
Title: General Counsel

Date: December 9, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Cleansing Materials